Exhibit 10.1
NRG Energy, Inc.
CFO Compensation Table for 2010

						Grants Under the Long Term Incentive Plan
	2010 Base	2010 Annual Incentive Plan Design				Restricted Stock	Non-Qualified Stock	Performance
Name and Title	Salary	Target		Maximum		Units(3)	Options(4)	Units(5)
Christian Schade, Executive Vice President and Chief Financial Officer(1)	$510,000	75	%(2)	112.5	%(2)	22,800	18,200	8,700

(1)	Mr. Schade will assume the role of Chief Financial Officer following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(2)	For fiscal 2010, Mr. Schade’s target incentive for annual incentive compensation will be 75% of base salary with a maximum opportunity of 112.5% of base salary. Incentive components for Mr. Schade will include targets based on NRG’s free cash flow and EBITDA in 2010, as well as other relevant operating performance objectives.

(3)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG’s common stock, par value $0.01. Mr. Schade will receive from NRG one such share of Common Stock, as follows: (i) 14,600 shares on March 29, 2011; and (ii) 8,200 shares on March 29, 2013.

(4)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on March 29, 2011, 33 1/3% on March 29, 2012 and 33 1/3% on March 29, 2013. Stock options will expire ten years from the date of grant.

(5)	Each Performance Unit will be paid out on March 29, 2013 if the average of the closing price of NRG’s Common Stock on March 29, 2013 and the nineteen preceding tracking days (the “Measurement Price”) is equal to or greater than $28.53 (the “Threshold Price”). The payout for each PU will be equal to a pro-rated amount in between one-half and one share of common stock if the Measurement Price equals or exceeds the Threshold Price but less than $30.95 (the “Target Price”). The payout for each PU will be equal to a pro-rated amount in between one and two shares of common stock if the Measurement Price is equal to the Target Price but less than $36.20 (the “Maximum Price”). The payout for each PU will be equal to two shares of common stock if the Measurement Price is equal to or greater than the Maximum Price.